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                                                                      EXHIBIT 99


                                                         CONTACT: CHUCK HAMILTON
                                                                    615.844.2811



                    FIRST ACCEPTANCE CORPORATION SUBSIDIARIES
                         RECEIVE RATINGS FROM A.M. BEST



         NASHVILLE, Tenn., -- Nov. 29, 2004 -- A.M. Best Co., the world's oldest and most authoritative insurance rating and information source, has assigned a financial strength rating of B to USAuto Insurance Company, the insurance subsidiary of Nashville-based First Acceptance Corporation (NYSE:
FAC). The B rating has also been assigned to Village Auto Insurance Company, a wholly owned subsidiary of USAuto. A.M. Best advises that the outlook for the ratings of both companies is "stable."

         Steve Harrison, President and CEO of First Acceptance Corporation, said, "We are pleased with this rating of our insurance subsidiaries. "As we maintain our disciplined approach to underwriting and claims, we believe that the continued growth and profitability of our operations will be reflected in future improvements in this important rating used by the insurance industry."

         First Acceptance Corporation began its operations as Liberte Investors, Inc. in 1986. Its insurance subsidiary, USAuto, which began operations in 1995, provides non-standard private passenger automobile insurance, primarily through employee-agents in



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First Acceptance Corporation Subsidiaries
Receive Ratings from A.M. Best


165 retail offices in seven states. The Company's insurance company subsidiaries are licensed to do business in 22 states.

         This press release contains forward-looking statements. These statements, which have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004 and its other filings with the Securities and Exchange Commission. Actual operations and results may differ materially from the results discussed in the forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.


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